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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 17, 2006
                                                       -----------------


                             SECURED SERVICES, INC.
                             ----------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



        DELAWARE                     001-12536                   11-2964894
--------------------------         --------------           --------------------
     (STATE OR OTHER                (COMMISSION                (IRS EMPLOYER
     JURISDICTION OF               FILE NUMBER)             IDENTIFICATION NO.)
     INCORPORATION)

                      11490 COMMERCE PARK DRIVE, SUITE 240
                             RESTON, VIRGINIA 20191
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (703) 476-7127
                                                         --------------

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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM   5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
       APPOINTMENT OF PRINCIPAL OFFICERS;

      (b) - (c) On February 16, 2006, at a meeting of the Board of Directors of Secured Services, Inc. ("Secured") duly called on such date (i) the Board promoted Dale Quick from acting Chief Operating Officer to the positions of President and Chief Executive Officer, effective as of February 17, 2006, replacing Robert Skinner who had resigned; and (ii) the Board confirmed that Jane Dietze will continue in her role as Executive Chairperson of the Board. In addition, effective as of February 17, 2006, Mr. Quick was also elected to the Board by a majority of the holders of Secured's Series B Convertible Preferred Stock to fill the vacancy resulting from the resignation of Robert Skinner. The material provisions of Mr. Quick's compensation arrangement with Secured remains unchanged and include an annual base salary of $175,000, a grant of 300,000 shares of restricted common stock which are subject to vesting over a three year period from June 2005, a grant of stock options for 500,000 shares of common stock which are subject to vesting over a three year period from November 2005 and a performance based bonus subject to Secured achieving certain milestones.

      The business experience and qualifications of Dale Quick are as follows:

      DALE L. QUICK, has been serving as our Acting Chief Operating Officer since August 2005, and Senior Vice President - Sales and Marketing since June 2005. He joined us through our acquisition of Chameleon, where he was President from April 2003 to June 2005. Prior to joining Chameleon, from January 2002 to April 2003 Dale was the Vice President - Sales and Marketing for Elematics, Inc., developing and selling software for managing optical network infrastructure to national and international service providers. Prior to Elematics, Dale spent five years with telecommunications software provider Quintessent Communications, where he held a number of roles including Chief Operating Officer, Chief Financial Officer, and Executive Vice President of Sales, Marketing and Business Development. Previous to Quintessent, he held senior level positions with Bank of America, Covey Leadership Center, and Kit's Cameras. Quick holds a B.S. degree from Brigham Young University's Marriott School of Management, and an M.B.A. from the University of Washington. No family relationship exists between Mr. Quick and any of Secured's executive officers or directors.

      As disclosed in Secured's Current Report on Form 8-K, filed on June 14, 2005, on June 14, 2005 Secured acquired all of the business of Chameleon Communications Technology, Inc. ("Chameleon") (the "Merger Transaction"). Pursuant to the Merger Transaction, Secured paid merger consideration in the aggregate amount of approximately $7 million consisting of cash, notes, 4-year common stock warrants exercisable at $1.2791 per share ("Warrants") and a new series of convertible preferred stock, initially convertible into 1,000 shares of common stock ("B Preferred Stock") to, among others, Dale Quick. Of the aggregate merger consideration, Mr. Quick received approximately $1,120 of cash, 51 shares of B Preferred Stock and a Warrant exercisable for 22,950 shares.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Secured Services, Inc.


Dated:  February 24, 2006                 By:   /S/ DALE QUICK
                                             -----------------------------------
                                             Dale Quick,
                                             President  and  Chief   Executive
                                             Officer

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